Third Quarter 2010 November 9, 2010 Exhibit 99.1

2 2
Forward-Looking Statements
Statements contained in this presentation that are not based on historical fact, including without limitation statements containing the words
“believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners;
decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this presentation to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and
any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange
Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the second quarter of 2010 filed with the SEC on Form 10-Q.
Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-
looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this presentation to reflect future results, events or developments.

3 3
Financial Information
This presentation contains unaudited financial data derived from the unaudited consolidated financial statements for the three and nine months ended September 30, 2010 and certain prior financial periods.  Full audited consolidated financial statements and Management’s Discussion and Analysis for the year ended December 31, 2009 are filed with the relevant regulatory agencies, as well as posted on our website, and un-audited consolidated financial statements and Management’s Discussion and Analysis for the nine months ended September 30, 2010 will be filed with the relevant regulatory agencies, as well as posted on our website at www.angiotech.com.
Amounts, unless specified otherwise, are expressed in U.S. dollars. Financial results are reported under U.S. Generally Accepted Accounting Principles (“GAAP”) unless otherwise noted. All per share amounts are stated on a fully diluted basis unless otherwise noted.
Use of Certain Non-GAAP Financial Measures
The financial results in this presentation may include the following non-GAAP, or adjusted, financial measures, which we believe provide important supplemental information to management and investors about the Company’s financial condition and results of operations:  (1) adjusted earnings before interest expense, taxes, depreciation and amortization (“Adjusted EBITDA”),
(2) adjusted net income (loss), (3) adjusted net income (loss) per share, (4) adjusted revenue, (5) adjusted cost of goods sold (“adjusted COGS”), (6) adjusted research and development expense (“adjusted R&D expense”), and (7) adjusted selling, general and administrative expense (“adjusted SG&A expense”).
Management uses Adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, adjusted revenue, adjusted COGS, adjusted R&D expense and adjusted SG&A expense when setting corporate and operational goals, and evaluating operating performance in connection with:
Presenting, comparing and assessing the financial results and forecasts reported to the Company’s Board of Directors.
Evaluating, managing and benchmarking the operating performance of the Company.
Analyzing underlying trends in the Company’s business.
Evaluating market position and performance relative to our competitors, many of which use the same or similar performance measures.
Establishing internal operating budgets.
Determining compensation under bonus or other incentive programs.
Enhancing comparability from period to period.
Assessing compliance with credit facility covenants.
Providing vital information in assessing cash flows to service our significant debt obligations.
Comparing performance with internal forecasts and targeted business models.
Evaluating and valuing potential acquisition candidates.
The adjustments used to compute our non-GAAP financial measures are consistent with those excluded from segmented operating results used by the Company’s chief operating decision makers to make operating decisions and assess performance. We have provided this information to enable investors to analyze our operating results in the same way that management uses this information to assess our business relative to other periods, our business objectives and similar companies in our industry.
Economic Substance of Non-GAAP Financial Measures
Our non-GAAP adjusted financial measures exclude certain non-cash, non-recurring and non-operating items, which may be unpredictable, volatile and not directly correlated to our operating performance. We believe exclusion of these items from our GAAP financial measures may provide the following advantages: (i) improved understanding of trends underlying our business and performance; (ii) improved consistency across periods when measuring and assessing our operating performance; (iii) improved understanding of the cash flow and cash earnings generated by our business in a given period and as compared to prior periods; and (iv) improved comparability of our operating results to those of similar companies in our industry.
Examples of these certain non-cash, non-recurring and non-operating items include: financing charges, asset write-downs, impairment charges, foreign exchange fluctuations, stock-based compensation expense, acquisition related amortization charges, integration and restructuring expenses, in-process research and development costs, retrospective adjustments driven by accounting policy changes, and certain extraordinary litigation expenses. A detailed discussion of the excluded items is provided in the press release referred to below.
Investors are cautioned that Adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, adjusted revenue, adjusted COGS, adjusted R&D expense and adjusted
SG&A expense do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers. Our non-GAAP financial measures are supplemental metrics and should not be viewed as a substitute for, or superior to, financial reporting measures prepared in accordance with GAAP. Management compensates for certain material limitations that may be relevant to our use of certain non-GAAP financial measures by reviewing our operating performance in accordance with GAAP concurrent with our review of our operating performance relative to certain adjusted financial measures during each relevant disclosure period.
We have provided a reconciliation of these measures to GAAP in the Press Release issued today (November 9, 2010), which is available on Angiotech’s website (www.angiotech.com).

Proxy Statement Legend Language
Additional Information and Where to Find It
– This communication may be deemed to be solicitation material in respect of the proposed recapitalization transaction with holders of its Senior Subordinated Notes and Senior Floating
Rate Notes, as announced on October 29, 2010.  In connection with the proposed transaction, Angiotech intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SHAREHOLDERS OF ANGIOTECH ARE URGED TO READ ALL
RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANGIOTECH’S PROXY
STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE
PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site,
http://www.sec.gov,
and Angiotech
shareholders will receive information at an appropriate time on how to obtain transaction-
related documents for free from Angiotech. Such documents are not currently available.
Participants in Solicitation
– Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed recapitalization transaction.
Information about the directors and executive officers of Angiotech is set forth in
Angiotech’s Annual Report on Form 10-K for the most recently ended fiscal year, which was filed with the SEC on March 16, 2010 (as amended by our Amendment No.1 on Form 10-
K/A, which was filed with the SEC on April 29, 2010). Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Angiotech®

Redefining Success™

ANGIOTECH PHARMACEUTICALS INC.

Financial Review

Angiotech
Redefining Success

KNOTLESS TISSUE-CLOSURE DEVICE
QUILL™

Option
Retrievable Vena Cava Filter System

LOOK

Boston Scientific

TAXUS®

COOK®

Three Business Units
Different Growth and Financial Characteristics
Base
Ophthalmic
Biopsy
General sutures
OEM
Proprietary
Surgical:
50 direct
sales reps
Interventional:
50
direct sales reps
Royalty
$17.3M
+18% vs. Q3:09
+18% constant currency
$34.5M
+1% vs Q3:09
+3% constant currency
$7.1M
(51%) vs Q3:09
Segment Figures , Including Revenue and Product Allocations Between Proprietary and Base Segments, to be
Updated Starting in Q4

Q3:10 Financial Results
Quarter Comparisons ($M ex per share items)
Q3:09
Revenue Proprietary $14.7 $16.4 $17.3
Base $33.8 $36.7 $34.5
Royalty $14.5 $8.9 $7.1
Gross Margin % (Product) 48.2% 49.1% 50.5%
Op Expenses R&D $4.1 $6.7 $6.1
SG&A $17.1 $21.1 $21.9
Results Adjusted EBITDA $15.3 $6.5 $5.1
Net Interest Exp 8.6 $8.3 $9.1
Capital Exp $1.9 $1.7 $1.6
GAAP EPS ($0.09) ($0.17) ($0.22)
Adjusted EPS $0.00 ($0.09) ($0.10)
Cash $53.8 $29.7 $25.6
Q2:10 Q3:10
Figures presented on an “adjusted basis”
Segment figures, including revenue and product allocations between segments, to be updated Q4
18%
(51%)
2%

Q3:10 Financial Results
Trends from Q1:08 ($M)
$7
$9
$12
$14
$15
$17
$17
$16
$21
$26
$29
$0
$5
$10
$15
$20
$25
$30
Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
Proprietary Revenue
Royalty Revenue (Primarily TAXUS / BSC)
Base Revenue
$17
$16 $16
$18
$15
$13
$13
$10
$12
$11
$12
$0
$5
$10
$15
$20
$25
Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
$12
$13
$13
$22
$24
$21
$22
$22
$21
$23
$21
$23
$24
$22
$15
$15
$15
$12
$12
$13
$11
$11
$0
$5
$10
$15
$20
$25
$30
Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
OEM Product
50.5%
49.1%
51.4%
43.2%
48.2%
47.5% 48.0%
48.7%
46.9%
47.0%
45.8%
0%
20%
40%
60%
Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
Gross Margin % (Product Sales)

Q3:10 Financial Results
Selected Balance Sheet, Cash Flow Items and Credit Statistics
June 30, 2010
Assets
Cash and cash equivalents $51.5 $29.7 $25.6
Short-term investments  $2.3 $5.5 $5.7
Accounts receivable $28.9 $30.5 $31.0
Inventories $38.0 $37.9 $38.0
Liabilities
Accounts payable and accrued liabilities $38.9 $40.6 $44.6
Income taxes payable $7.3 $5.2 $4.9
Long-term debt $575.0 $575.0 $575.0
EBITDA* (LTM) $52.8 $38.9 $28.4
Capital expenditures (LTM) $3.6 $5.2 $4.9
Net cash interest expense (LTM) $38.7 $33.2 $34.0
Total Debt / EBITDA* (LTM) 10.9x 14.8x 20.2x
[EBITDA* – Capex] / Net Cash Int Exp* (LTM) 1.3x 1.0x 0.7x
Sept 30, 2010
•
Figures presented on an “adjusted basis”
•
LTM = Last Twelve Months
Sept 30, 2009 $US in millions

Q3:10 Financial Results
Selected Highlights and Challenges
Highlights
Continued proprietary revenue growth
Continued base stability / growth
Continued focus on expense management
Continued focus on cash conservation / management
Professional / advisory fees related to proposed transaction
Challenges
TAXUS
Balance sheet: capital constraints, risks
Transaction timing, risks
Balancing expense and cash management vs. mitigating our business opportunities, competitive position becoming increasingly challenging

Proposed Recapitalization
Key Facts, Figures, Considerations
Key Facts and Figures
Debt for equity exchange (Subordinated Notes)
– Coupled with proposed transaction with Senior Floating Rate Notes
Interim liquidity facility with Wells Fargo Capital Finance ($25M)
Eliminate $250M of Subordinated Notes; $325M FRNs remain
Pro forma ownership at close:
– Subordinated noteholders: 93.5%
– Existing equity holders: 2.5%
• 10% additional in warrants at strike price above ~$280M equity value (when sub noteholders attain value equal to their original principal)
– Management / employees: 4.0% (subject to vesting and other conditions)
• Existing options / plan will be cancelled
• New replacement option plan ( up to 15% of f/d shares underlying options over life of plan, s/t newly initiated vesting, vs. ~16% under our existing plan)
Proposed process:  effect through out of court / CBCA
– CCAA and / or equivalent proceedings as alternative course

Q3:10 Financial Results
Selected PRO FORMA Balance Sheet, Cash Flow Items and Credit Statistics
June 30, 2010
Cash and cash equivalents $51.5 $29.7 $25.6
PRO FORMA $71.5 $49.6 $45.5
Long-term debt $575.0 $575.0 $575.0
PRO FORMA $325.0 $325.0 $325.0
Net cash interest expense (LTM) $38.7 $33.2 $34.0
PRO FORMA $18.8 $13.3 $14.1
Total Debt / EBITDA* (LTM) 10.9x 14.8x 20.2x
PRO FORMA 6.2x 8.4x 11.4x
[EBITDA* – Capex] / Net Cash Int Exp* (LTM) 1.3x 1.0x 0.7x
PRO FORMA 2.7x 2.5x 1.7x
Sept 30, 2010
•
Figures presented on an “adjusted basis”
•
LTM = Last Twelve Months
•
PRO FORMA as if transaction occurred as of the first day of the LTM period illustrated, exclusive of transaction related fees and expenses
Sept 30, 2009 $US in millions

Proposed Recapitalization
Key Considerations
Key Considerations
Multiple alternatives assessed, solicited, reviewed and considered
– Since mid to late 2006
– Post-October 2008 (Blackstone hired)
Debt exchange offer
– Significant majority of holders have agreed to terms (Subordinated Notes and FRNs)
Shareholder vote
– If no shareholder approval, likely CCAA or similar process to effectuate exchange
– No consideration for shareholders offered under CCAA alternative path
– 2.5% / 10% construct in the upper quartile of transactions of this type
• In significant majority of comparable transactions, existing equity holders have received no compensation

Business Review

15 15
Business Review
Quill
TM
SRS
1,389 hospital accounts as of
September 30, 2010
New specialty codes, designs in
development (urology, specialty
orthopedic, others)
2010 sales force and marketing
expansion complete, 2011 planning
underway
EMEA: distribution by B Braun in select
countries
Hospital Customer Data
Suture Diameter: 40 µm
Barb Depth:  7 µm
6-0 Polypropylene
Dragon Pattern
Laser cut Barbs
Triangular Barb
1,389
1,326
1,259
464

175
100

1,110
0
500
1,000
1,500
Q4:07 Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10

Business Review
Zilver® PTX™
Zilver® PTX™ (Cook Medical) – potentially
groundbreaking technology for peripheral
vascular disease (PVD) treatment
Zilver platform:
– Self expanding nitinol (shape memory
metal alloy)
– Thin layer of drug (<5 micron)
– 3 microgram / mm² dose density / max
880 microgram total dose
September 24, 2010: pivotal study data
presented at TCT
– Largest ever peripheral DES clinical trial
– 12 month primary endpoint met
(superior patency for Zilver PTX vs.
balloon angioplasty)
June 11, 2010:  Cook submits PMA for FDA
review
August 11, 2009:  Cook receives CE Mark
approval

17 17
Business Review
Base Medical Products
Surgical
Ophthalmic
Sharpoint
SharpGuard
UltraFit
IQ Geometry
Biopsy
17
OEM
Sharpoint ™
LOOK ™
MonoDerm ™
DermaGlide ™
M.E.T. Needle
BioPince™
Hawkins™
T-Lok™
V-Mark™
Tru-Core II™
Suture materials
Surgical and
microsurgical
needles & blades
Surface
enhancement
Biopsy and bone
access
2010 Goals: 5%+ sales growth / 10% profit growth
Q1 to Q3:10 tracking to exceed our goals
Programs in process to better leverage fixed assets, improve profit generated per % sales growth
™
™
™
™
™

Q3:10
Conclusions
Continued product sales momentum
– Record Q3 results
– Strong showing and effort by our team
– Proprietary growth (Quill), Base stability
Zilver PTX
– Excellent data package presented at TCT
– Potential approval could mean U.S. sales in H2:11
Recapitalization transaction positions company to move forward
– Capitalize on key opportunities
– Sustain our innovation strategy, new product initiatives
– Shareholder vote process
• Maintain some value for shareholders
• Retains transaction timeline
• Potential for shorter time line reduces potential transaction costs

Q & A